THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATUTES OR REGULATIONS OF NON-U.S. JURISDICTIONS OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT ON FORM 1-A FOR A TIER II OFFERING HAS BEEN FILED AND QUALIFIED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT.

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this "Agreement" or this "Subscription") is made and entered into as of [________ __, 20__], by and between the undersigned (the "Subscriber") and Algernon Neuroscience Inc., a corporation formed under the laws of the Province of British Columbia (the "Company"), with reference to the facts set forth below.

WHEREAS, subject to the terms and conditions of this Agreement, the Subscriber wishes to irrevocably subscribe for and purchase (subject to acceptance of such subscription by the Company) common shares in the capital of the Company (each, a "Common Share" and collectively, the "Common Shares") as more particularly set forth in Section 1 and on the signature page hereto, offered pursuant to that certain Offering Circular, incorporated into the Company's Form 1-A, filed and qualified with the SEC effective [________ __, 20__] (the "Offering Circular") of the Company.

NOW, THEREFORE, in order to implement the foregoing, and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Subscription for Common Shares.

1.1 Subject to the express terms and conditions of this Agreement, the Subscriber hereby irrevocably subscribes for and agrees to purchase the number of Common Shares, at a price of US$1.00 per Common Share (the "Purchase"), for the aggregate purchase price (the "Purchase Price") set forth on the signature page to this Agreement. However, depending on the aggregate Purchase Price paid by the Subscriber, the Subscriber shall be entitled to receive additional Common Shares (each, a "Bonus Share") equal to five percent (5%), ten percent (10%), fifteen percent (15%), or twenty percent (20%) of the Common Shares purchased as follows:

Purchase Price	Number of Bonus Shares and Deemed Price Per Share

$10,000	Tier 1 (5%)	500 Bonus Shares (deemed price per Common Share and Bonus Share of US$0.95)

$25,000	Tier 2 (10%)	2,500 Bonus Shares (deemed price per Common Share and Bonus Share of US$0.91)

$100,000	Tier 3 (15%)	15,000 Bonus Shares (deemed price per Common Share and Bonus Share of US$0.87)

$250,000	Tier 4 (20%)	50,000 Bonus Shares (deemed price per Common Share and Bonus Share of US$0.83)

In the event Bonus Shares are issued to a Subscriber, such will effectively act as a discount to the Purchase Price per Common Share and Bonus Share. If Bonus Shares are issued, the effective price per Common Share and Bonus Share will be calculated as the total Purchaser Price paid by the Subscriber divided by the total number of Common Shares and Bonus Shares issued to the Subscriber. The Common Shares and Bonus Shares are collectively referred to herein as, the "Shares", as the context requires.

Fractional Bonus Shares will not be issued and will be rounded down to the nearest whole share.

1.2 The offering of Shares is described in the Offering Circular, which is available at www.algernonneuroscience.com (the "Site"), as well as on the EDGAR website of the SEC. Please read this Agreement and the Offering Circular. While they are subject to change, as described below, the Company advises the Subscriber to print and retain a copy of these documents for the Subscriber's records. By signing below, the Subscriber agrees to the following terms and consents to receive communications relating to the Shares electronically from the Company.

1.3 The Company has the right to reject this Subscription in whole or in part for any reason. The Subscriber may not cancel, terminate or revoke this Agreement, which, in the case of an individual, shall survive the Subscriber's death or disability and shall be binding upon the Subscriber and the Subscriber's heirs, trustees, beneficiaries, executors, personal or legal administrators or representatives, successors, transferees and assigns.

1.4 Once the Subscriber makes a funding commitment to purchase Common Shares, such commitment shall be irrevocable until the Common Shares, and any Bonus Shares, if applicable, are issued, the Purchase is rejected by the Company, or the Company otherwise determines not to consummate the transactions contemplated by this Agreement.

1.5 Upon acceptance of this Subscription by the Company, the Subscriber will become a stockholder of the Company as a holder of Common Shares and Bonus Shares, if applicable.

2. Purchase of Shares.

2.1 The Subscriber understands that the Purchase Price is payable with the execution and submission of this Agreement, and accordingly, will submit payment in the amount of the Purchase Price to the Company by certified check or wire transfer of immediately available funds drawn on a United States bank in accordance with the banking instructions to be provided to the Subscriber upon execution and delivery of this Agreement to the Company.

2.2 If the Company returns the Subscriber's Purchase Price to the Subscriber, the Company will not owe or pay any interest to the Subscriber.

2.3 If this Subscription is accepted by the Company, the Subscriber agrees to comply fully with the terms of this Agreement, the Common Shares and Bonus Shares, if applicable, and all other applicable documents or instruments of the Company. The Subscriber further agrees to execute any other necessary documents or instruments in connection with this Subscription and the Subscriber's purchase of the Common Shares and Bonus Shares, if applicable.

2.4 In the event that this Subscription is rejected in full or the offering is terminated, payment made by the Subscriber for the Common Shares will be refunded to the Subscriber without interest and without deduction, and all of the obligations of the Subscriber hereunder shall terminate. To the extent that this Subscription is rejected in part, the Company shall refund to the Subscriber any payment made by the Subscriber to the Company with respect to the rejected portion of this Subscription without interest and without deduction, and all of the obligations of Subscriber hereunder shall remain in full force and effect except for those obligations with respect to the rejected portion of this Subscription, which shall terminate.

3. Investment Representations and Warranties of the Subscriber. The Subscriber represents and warrants to the Company the following:

3.1 The information that the Subscriber has furnished herein, including, without limitation, the information set forth in the Investor Questionnaire attached hereto as Annex A, which has been completed by the Subscriber and submitted herewith to the Company, and any other information furnished by the Subscriber to the Company regarding whether the Subscriber qualifies as (i) an "accredited investor" as that term is defined in Rule 501 under Regulation D ("Regulation D") promulgated under the U.S. Securities Act of 1933, as amended (the "Act"), which definition is set forth on Annex B attached hereto, and/or (ii) a "qualified purchaser" as that term is defined in Regulation A promulgated under the Act, is correct and complete as of the date of this Agreement and will be correct and complete on the date, if any, that the Company accepts this Subscription. Further, the Subscriber shall immediately notify the Company of any change in any statement made herein prior to the Subscriber's receipt of the Company's acceptance of this Subscription, including, without limitation, the Subscriber's status as an "accredited investor" and/or "qualified purchaser." The representations and warranties made by the Subscriber may be fully relied upon by the Company and by any investigating party relying on them. The Subscriber (i) is an "accredited investor" as that term is defined in Rule 501 under Regulation D, which definition is set forth on Annex B attached hereto, or (ii) if the Subscriber is not an "accredited investor" as that term is defined in Rule 501 under Regulation D, the amount of Common Shares being purchased by the Subscriber does not exceed 10% of the greater of the Subscriber's annual income or net worth (for natural persons), or 10% of the greater of the Subscriber's annual revenue or net assets at fiscal yearend (for non-natural persons). The Subscriber agrees to provide to the Company any additional documentation the Company may reasonably request, including, in addition to the Investor Questionnaire attached hereto as Annex A, any other documentation as may be required by the Company to form a reasonable basis that the Subscriber qualifies as an "accredited investor" as that term is defined in Rule 501 under Regulation D promulgated under the Act.

3.2 The Subscriber, if an entity, is, and shall at all times while it holds Shares remain, duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of the United States of America (or non-U.S. country) of its incorporation or organization, having full power and authority to own its properties and to carry on its business as conducted. The Subscriber, if a natural person, is eighteen (18) years of age or older and competent to enter into a contractual obligation. The principal place of business or principal residence of the Subscriber is as shown on the signature page to this Agreement.

3.3 The Subscriber has the requisite power and authority to deliver this Agreement, perform his, her or its obligations set forth herein, and consummate the transactions contemplated hereby. The Subscriber has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform his, her or its obligations herein and to consummate the transactions contemplated hereby. This Agreement, assuming the due execution and delivery hereof by the Company, is a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms.

3.4 At no time has it been expressly or implicitly represented, guaranteed or warranted to the Subscriber by the Company or any other person that:

(a) A percentage of profit and/or amount or type of gain or other consideration will be realized as a result of this investment; or

(b) The past performance or experience on the part of the Company and/or its officers or directors in any way indicates the predictable or probable results of the ownership of Shares or the overall Company venture.

3.5 The Subscriber has received and reviewed this Agreement and the Offering Circular. The Subscriber and/or the Subscriber's advisors, who are not affiliated with and not compensated directly or indirectly by the Company or an affiliate thereof, have such knowledge and experience in business and financial matters as will enable them to utilize the information which they have received regarding the Company and its business to evaluate the merits and risks of this investment, to make an informed investment decision and to protect the Subscriber's own interests in connection with the Purchase.

3.6 The Subscriber understands that the Shares being purchased are a speculative investment which involves a substantial degree of risk of loss of the Subscriber's entire investment in the Shares, and the Subscriber understands and is fully cognizant of the risk factors related to the purchase of the Shares. The Subscriber has read, reviewed and understood the risk factors set forth in the Offering Circular.

3.7 The Subscriber understands that any forecasts or predictions as to the Company's performance are based on estimates, assumptions and forecasts that the Company believes to be reasonable but that may prove to be materially incorrect, and no assurance is given that actual results will correspond with the results contemplated by the various forecasts.

3.8 The Subscriber is able to bear the economic risk of an investment in the Shares being purchased and, without limiting the generality of the foregoing, is able to hold the Shares purchased for an indefinite period of time. The Subscriber has adequate means to provide for the Subscriber's current needs and personal contingencies and has a sufficient net worth to sustain the loss of the Subscriber's entire investment in the Company.

3.9 The Subscriber has had an opportunity to ask questions of the Company or anyone acting on behalf of the Company and to receive answers concerning the terms of this Agreement and the Shares, as well as information about the Company and its business generally, and to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense, that is necessary to verify the accuracy of the information contained in this Agreement. Further, all such questions have been answered to the full satisfaction of the Subscriber.

3.10 The Subscriber understands that no state or federal authority in the U.S. or authority outside the U.S. has scrutinized the terms of this Agreement or the Shares offered pursuant hereto, has made any finding or determination relating to the fairness of an investment of the Shares, or has recommended or endorsed the Shares, and that the Shares have not been registered under the Act or any state securities laws, in reliance upon exemptions from registration thereunder.

3.11 The Subscriber is subscribing for and purchasing the Shares without being furnished any offering materials, other than the Offering Circular and this Agreement with the Annexes hereto, and such other related documents, agreements or instruments as may be attached to the foregoing documents as exhibits or supplements thereto, or as the Subscriber has otherwise requested from the Company in writing, and without receiving any representations or warranties from the Company or its agents and representatives other than the representations and warranties contained in said documents, and is making this investment decision solely in reliance upon the information contained in said documents and upon any independent investigation made by the Subscriber or the Subscriber's advisors.

3.12 The Subscriber's true and correct full legal name, address of residence (or, if an entity, principal place of business), phone number, electronic mail address, United States taxpayer identification number, if any, and other contact information are accurately provided on the signature page hereto. The Subscriber is currently a bona fide resident of the state or jurisdiction set forth in the current address provided to the Company. The Subscriber has no present intention of becoming a resident of any other state or jurisdiction.

3.13 The Subscriber is subscribing for and purchasing the Shares as a principal and solely for the Subscriber's own account, for investment purposes only, and not with a view toward or in connection with resale, distribution (other than to its shareholders or members, if any), subdivision or fractionalization thereof. The Subscriber has no agreement or other arrangement, formal or informal, with any person or entity to sell, transfer or pledge any part of the Shares, or which would guarantee the Subscriber any profit, or insure against any loss with respect to the Shares, and the Subscriber has no plans to enter into any such agreement or arrangement.

3.14 The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of the obligations hereunder will not conflict with or result in any violation of or default under any provision of any other agreement or instrument to which the Subscriber is a party or any license, permit, franchise, judgment, order, writ or decree, or any statute, rule or regulation, applicable to the Subscriber. The Subscriber confirms that the consummation of the transactions contemplated herein, including, but not limited to, the Subscriber's Purchase, will not violate any foreign law and that such transactions are lawful in the Subscriber's country of citizenship and residence.

3.15 The Company's intent is to comply with all applicable federal, state and local laws designed to combat money laundering and similar illegal activities, including the provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "PATRIOT Act").  The Subscriber agrees that, if at any time it is discovered that the Company has been or may be found to have violated the PATRIOT Act or any other anti-money laundering laws or regulations as a result of the Purchase or receipt of the Purchase Price, or if otherwise required by applicable laws or regulations, the Company may undertake appropriate actions, and the Subscriber agrees to cooperate with such actions, to ensure compliance with such laws or regulations, including, but not limited to, segregation and/or redemption of the Subscriber's interest in the Shares. The Subscriber agrees to provide any and all documentation requested by the Company to ensure compliance with the PATRIOT Act or other laws or regulations.

3.16 The Subscriber confirms that the Subscriber has been advised to consult with the Subscriber's independent attorney regarding legal matters concerning the Company, and to consult with independent tax advisers regarding the tax consequences of investing in the Company.

3.17 The Subscriber acknowledges that the purchase price per Common Share, subject to discount to the purchase price based on the aggregate purchase price and the number of Bonus Shares to be issued to the Subscriber, if any, to be sold in this offering was set by the Company on the basis of the Company's internal valuation, and no warranties are made as to value. The Subscriber further acknowledges that future offerings of securities of the Company may be made at lower valuations, with the result that the Subscriber's investment will bear a lower valuation.

4. Indemnification. The representations, warranties and covenants made by the Subscriber herein shall survive the closing of the Purchase. The Subscriber agrees to indemnify and hold harmless the Company and its affiliates and each of their respective officers, directors, employees, agents and representatives, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys' fees, including attorneys' fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction.

5. No Advisory Relationship. The Subscriber acknowledges and agrees that the purchase and sale of the Shares pursuant to this Agreement is an arms-length transaction between the Subscriber and the Company. The Company is not acting as the Subscriber's agent or fiduciary in connection with the Purchase. The Company has not provided the Subscriber with any legal, accounting, regulatory or tax advice with respect to the Shares, and the Subscriber has consulted his, her or its own respective legal, accounting, regulatory and tax advisors to the extent the Subscriber has deemed appropriate.

6. Bankruptcy. In the event that the Subscriber files or enters a bankruptcy, insolvency or other similar proceeding, the Subscriber agrees to use its best efforts to avoid the Company being named as a party or otherwise involved in the proceeding. Furthermore, this Agreement should be interpreted so as to prevent, to the maximum extent permitted by applicable law, any bankruptcy trustee, receiver or debtor-in-possession from asserting, requiring or seeking that (i) the Subscriber be allowed by the Company to return any part of the Shares to the Company for a refund, or (ii) the Company be mandated or ordered to redeem or withdraw any part of the Shares held or owned by the Subscriber.

7. Legends.  It is understood that the certificates evidencing the Shares may bear any legend required by the Articles of the Company or applicable state or federal securities laws in the U.S., in Canada, or in other laws and regulations of the U.S. or non-U.S. jurisdiction where the Subscriber is resident or domiciled.

The Subscriber understands, acknowledges and agrees that the certificates representing the Shares will bear the following legend:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [THE DISTRIBUTION DATE], AND (II) THE DATE THE COMPANY BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY IN CANADA."

8. Consent to Electronic Delivery.

8.1 The Subscriber hereby agrees that the Company may deliver all SEC reports, including offering circulars, exhibits, supplements, U.S., Canadian or other non-U.S. legends, notices, financial statements, valuations, reports, reviews, analyses or other materials, and any and all other documents, information and communications concerning the affairs of the Company and its investments, including, without limitation, information about the investment required or permitted to be provided to the Subscriber with respect to the Shares or hereunder, by means of e-mail or by posting on an electronic message board or by other means of electronic communication. The Subscriber hereby consents to receive from the Company electronically all documents, communications, notices, contracts, and agreements arising from or relating in any way to the Subscriber's or the Company's rights, obligations or services under this Agreement (each, a "Disclosure"). The decision to do business with the Company electronically is the Subscriber's decision. This Agreement informs the Subscriber of its rights concerning Disclosures.

8.2 The Subscriber's consent to receive Disclosures and transact business electronically, and the Company's agreement to do so, applies to any transactions to which such Disclosures relate.

8.3 Before the Subscriber decides to do business electronically with the Company, the Subscriber should consider whether he, she or it has the required hardware and software capabilities described below.

8.4 In order to access and retain Disclosures electronically, the Subscriber must satisfy the following computer hardware and software requirements: access to the Internet; an e-mail account and related software capable of receiving e-mail through the Internet; a web browser which is SSL-compliant and supports secure sessions; and hardware capable of running this software.

8.5 The Subscriber agrees to keep the Company informed of any change in the Subscriber's e-mail or home mailing address. If the Subscriber's registered e-mail address changes, the Subscriber must notify the Company of the change by sending an e-mail to info@algernonpharmaceuticals.com. The Subscriber also agrees to update the Subscriber's registered residence address and telephone number on file with the Company if they change. The Subscriber will print a copy of this Agreement for his, her or its records, and the Subscriber agrees and acknowledges that the Subscriber can access, receive and retain all Disclosures electronically sent via e-mail.

9. Lock Up.

9.1 Agreement. The Subscriber, if requested by the Company and the lead underwriter (the "Lead Underwriter") of any underwritten or Regulation A+ offering of securities of the Company under the Act, hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in the Shares or any other securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Shares (except Common Shares included in such offering or acquired on the public market after such offering) during the 180-day period following the effective date of a registration statement or offering statement of the Company filed under the Act, or such shorter or longer period of time as the Lead Underwriter shall specify. The Subscriber further agrees to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to such Shares subject to the lock-up period until the end of such period.  The Company and the Subscriber acknowledge that each Lead Underwriter of such offering of the Company's securities, during the period of such offering and for the lock-up period thereafter, is an intended beneficiary of this Section 9.

9.2 No Amendment Without Consent of Underwriter. During the period from identification of a Lead Underwriter in connection with any offering of the Company's Common Shares specified in Section 9.1 until the earlier of (i) the expiration of the lock-up period specified in Section 9.1 in connection with such offering, or (ii) the abandonment of such offering by the Company and the Lead Underwriter, the provisions of this Section 9 may not be amended or waived except with the consent of the Lead Underwriter.

10. Limitations on Damages. IN NO EVENT SHALL THE COMPANY BE LIABLE TO THE SUBSCRIBER FOR ANY LOST PROFITS OR SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL BE INTERPRETED AND HAVE EFFECT TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, RULE OR REGULATION.

11. Miscellaneous Provisions.

11.1 This Agreement is to be construed in accordance with and governed by the laws of the Province of British Columbia without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the laws of the Province of British Columbia to the rights and duties of the parties. The parties hereby irrevocably and unconditionally (a) submit to the jurisdiction of the federal and provincial courts located within the City of Vancouver, British Columbia for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and provincial courts located within the City of Vancouver, British Columbia, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

11.2 All notices and communications to be given or otherwise made to the Subscriber shall be deemed to be sufficient if sent by electronic mail to such address as set forth for the Subscriber in the records of the Company (or that the Subscriber submitted to the Company). The Subscriber shall send all notices or other communications required to be given hereunder via e-mail to info@algernonpharmaceuticals.com (with a copy to be sent concurrently via prepaid certified mail to: Algernon Neuroscience Inc., 400 - 601 West Broadway, Vancouver, British Columbia, Canada, V5Z 4C2, Attention: James Kinley, Chief Financial Officer and Secretary.  Any such notice or communication shall be deemed to have been delivered and received on the first business day following that on which the electronic mail has been sent (assuming that there is no error in delivery). As used in this Section, "business day" shall mean any day other than a day on which banking institutions in the Province of British Columbia are legally closed for business.

11.3 This Agreement, and the rights, obligations and interests of the Subscriber hereunder, may not be assigned, transferred or delegated by the Subscriber without the prior written consent of the Company. Any such assignment, transfer or delegation in violation of this Section shall be null and void.

11.4 The parties agree to execute and deliver such further documents and information as may be reasonably required in order to effectuate the purposes of this Agreement.

11.5 Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the parties hereto.

11.6 If one or more provisions of this Agreement are held to be unenforceable under applicable law, rule or regulation, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

11.7 In the event that either party hereto shall commence any suit, action or other proceeding to interpret this Agreement, or determine to enforce any right or obligation created hereby, then such party, if it prevails in such action, shall recover its reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorneys' fees and expenses and costs of appeal, if any.

11.8 This Agreement and the documents referred to herein constitute the entire agreement among the parties and shall constitute the sole documents setting forth terms and conditions of the Subscriber's contractual relationship with the Company with regard to the matters set forth herein. This Agreement supersedes any and all prior or contemporaneous communications, whether oral, written or electronic, between the Company and the Subscriber.

11.9 This Agreement may be executed in any number of counterparts, or facsimile counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

11.10 The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The singular number or masculine gender, as used herein, shall be deemed to include the plural number and the feminine or neuter genders whenever the context so requires.

11.11 The parties acknowledge that there are no third party beneficiaries of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Subscriber, or its duly authorized representative(s), hereby acknowledges that the Subscriber has read and understood the risk factors set forth in the Offering Circular, and has hereby executed and delivered this Agreement, and executed and delivered herewith the Purchase Price, as of the date set forth above.

THE SUBSCRIBER:

_________________________________________
Name of the Subscriber

_________________________________________
Description of Entity (if applicable)

_________________________________________
Signature of the Subscriber

_________________________________________
Name of Person Signing on behalf of the Subscriber

_________________________________________
Title (if applicable)

Address of the Subscriber:

_________________________________________

_________________________________________

Telephone: ________________________________

E-mail: ___________________________________

_________________________________________
U.S. Taxpayer Identification Number (if applicable)

Number of Common Shares Purchased: __________________

Purchase Price per Common Share:  US$1.00, subject to discount based on the aggregate purchase price and the number of Bonus Shares to be issued to the Subscriber, if any.

Aggregate Purchase Price:  US$[_______________]

[Signature Page to Subscription Agreement]

AGREED AND ACCEPTED BY:

ALGERNON NEUROSCIENCE INC.

By: _______________________________________

Name: ____________________________________

Title: _____________________________________

[Counterpart Signature Page to Subscription Agreement]

ANNEX A

INVESTOR QUESTIONNAIRE

Dear Subscriber:

The information contained in this questionnaire is being furnished to Algernon Neuroscience Inc. (the "Company") in order that the Company may determine whether acquisition of the Company's securities (the "Securities") may be made by you, as an investor ("Subscriber"), in light of the requirements of Regulation A promulgated under the Securities Act of 1933, as amended (the "Securities Act"). You understand that the information is needed for the Company to determine whether it has reasonable grounds to believe that you are an "accredited investor" as that term is defined in Rule 501 promulgated under the Securities Act. If you are not an accredited investor, you may only purchase the Securities if the aggregate purchase price to be paid by you for the Securities (including the actual or maximum estimated conversion, exercise or exchange price for any underlying Securities that are qualified) is no more than ten percent (10%) of the greater of your: (1) annual income or net worth, if you are a natural person (with annual income and net worth determined as provided in Rule 501 (§ 230.501)); or (2) revenue or net assets for your most recently completed fiscal year end if you are a non-natural person.

You understand that (a) the Company will rely on the information contained herein for purposes of such determination, (b) the Securities may not be registered under the Securities Act or under the securities laws of any state, and (c) this questionnaire is not an offer to acquire the Securities or any other securities in any case where such offer would not be legally permitted.

The Company may offer the Securities through one or more broker-dealers who are registered with the Financial Industry Regulatory Industry. In the event the Company engages a broker-dealer for the offering of the Securities, such broker-dealer may require additional information from Subscriber, and may require Subscriber to complete a separate questionnaire.

Information contained in this questionnaire will be kept confidential by the Company and its agents, employees and representatives.  You understand, however, that the Company may have the need to present it to such parties as it deems advisable in order to establish the applicability under any federal or state securities laws of an exemption from registration.

In accordance with the foregoing, the following representations and information are hereby made and furnished by Subscriber.

Please answer all questions. If the answer is "none" or "not applicable," please so state.

1. A. If Subscriber is an Individual:

 Name:___________________________________ Age:

Social Security Number:__________________________ No. of Dependents:

Marital Status:__________________________________Citizenship:

If interests are to be jointly held:

 Name:___________________________________ Age:

Social Security Number:__________________________ No. of Dependents:

Marital Status:__________________________________Citizenship:

B. If Subscriber is an Entity:

 Name:                                                                                 State of Organization:

 EIN:                                                                                    Date of Formation:

2. A. If Subscriber is an Individual:

 Residence Address:

 Mailing Address (if different):

Telephone Number: _______________________________

Facsimile Number: ________________________________

Email Address: ___________________________________

B. If Subscriber is an Entity:

 Business Address:

 Mailing Address (if different):

Telephone Number: _______________________________

Facsimile Number: ________________________________

Email Address: ___________________________________

Contact Person: ___________________________________

3. A. If Subscriber is an Individual:

 State in which Subscriber:

is licensed to drive:  _______________
is registered to vote:  ______________

B.  If Subscriber is an Entity:

State in which Subscriber:

 files income tax returns: ___________________

 has principal place of business: ______________

4. If Subscriber is an Entity:  Provide the total assets, net assets and revenue of the entity as of the most recently completed fiscal year end (in United States Dollars):*

Total Assets: $______________ Date: ___________________

Net Assets: $_______________ Date: ___________________

Revenue: $_________________ Date: ___________________

* In the event the entity has less than $5,000,000 in assets, each shareholder, partner, member, or beneficiary (in the case of a trust), as applicable, must complete this questionnaire and must be an accredited investor for the entity to qualify as an accredited investor.  If the entity is a trust that has less than $5,000,000 in assets, then the trustee of such entity shall be provided with and shall complete a separate trust questionnaire.

5. If Subscriber is an Individual:  Please initial on the line applicable to you under "Individual" and to you and your spouse under "Joint":

(a) Gross Income During Last Two Years (in United States Dollars)

Individual		Joint (with spouse)

2021	2022	2021	2022
				Less than $200,000
				$200,000 - 299,000
				$300,000 - 1,000,000
				More than $1,000,000

(b) Anticipated Gross Income During 2023 (in United States Dollars)

Individual	Joint (with spouse)

Less than $200,000
$200,000 - $299,000
$300,000 - $1,000,000
More than $1,000,000

(c) Current "Net Worth" Exclusive of Primary Residence1  (in United States Dollars)

                  Less than $1,000,000

                  $1,000,000 - $5,000,000

                  More than $5,000,000

 _____________________________

1 "Net Worth" means the excess of total assets at fair market value, including cash, stock, securities, personal property and real estate (other than your primary residence), over total liabilities (other than a mortgage or other debt secured by your primary residence).  In the event that the amount of any mortgage or other indebtedness secured by your primary residence exceeds the fair market value of the residence, that excess liability must also be deducted from your net worth.  Any mortgage or indebtedness secured by your primary residence incurred within 60 days before the time of the sale of the securities offered hereunder, other than as a result of the acquisition of the primary residence, shall also be deducted from your net worth.

6. Is Subscriber involved in any litigation, which, if an adverse decision occurred, would materially affect Subscriber's financial condition?

Yes ____ No ____

If yes, please provide details: ______________________________________________________

7. Does Subscriber have any other investments or contingent liabilities that Subscriber reasonably anticipates could cause the need for sudden cash requirements in excess of cash readily available to Subscriber?

Yes ____      No ____

If yes, please explain:   __________________________________________________________

______________________________________________________________________________

8. If Subscriber is an entity (including a trust), was it formed for the specific purpose of acquiring the Securities offered?

Yes ____  No ____

9. Is Subscriber an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act?

Yes ____  No ____

If no, and if Subscriber is an individual, confirm that the aggregate purchase price to be paid by Subscriber for the Securities (including the actual or maximum estimated conversion, exercise or exchange price for any underlying Securities that are qualified) is no more than ten percent (10%) of the greater of Subscriber's annual income or net worth (with annual income and net worth determined as provided in Rule 501 promulgated under the Securities Act) by checking the following box:  

If no, and if Subscriber is an entity, confirm that the aggregate purchase price to be paid by Subscriber for the Securities (including the actual or maximum estimated conversion, exercise or exchange price for any underlying Securities that are qualified) is not more than ten percent (10%) of the greater of Subscriber's revenue or net assets for Subscriber's most recently completed fiscal year end by checking the following box:  

10. Manner in which title to the Securities is to be held: (circle one)

(a) Individual Ownership

(b) Community Property

(c) Joint Tenant with Right of Survivorship (both parties must sign)

(d) Partnership

(e) Tenants in Common

(f) Company

(g) Revocable Trust (identify each grantor, and indicate under which circumstances the trust is revocable by the grantor, in the space below)

(h) Other Type of Trust (indicate type of trust and, for trusts other than pension trusts, name the grantors and beneficiaries in the space below)

(i) Other: ___________________________

11. Further Representations.

Subscriber understands that the Company will be relying on the accuracy and completeness of Subscriber's responses to the foregoing questions and Subscriber represents and warrants to the Company as follows:

(i) The answers to the above questions are complete and correct and may be relied upon by the Company whether or not the offering in which Subscriber proposes to participate is exempt from registration under the Securities Act and the securities laws of certain states;

(ii) Subscriber will notify the Company immediately of any material change in any statement made herein occurring prior to the closing of any purchase by Subscriber of the Securities; and

(iii) Subscriber or, in the case of an entity, its management, has sufficient knowledge and experience in financial, investment and business matters to evaluate the merits and risks of the prospective investment; and Subscriber is able to bear the economic risk of the investment in the Securities and currently could afford a complete loss of such investment.

[Signature Page Follows]

INVESTOR QUESTIONNAIRE SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned has executed this Investor Questionnaire as of the date set forth below and declares under oath that it is truthful and correct to the best of the undersigned's knowledge.

Signature of Subscriber or Authorized Signatory of Subscriber:

Name of Subscriber:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date: _______________________________

If jointly held:

Signature of Subscriber or Authorized Signatory of Subscriber:

Name of Subscriber:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date: _______________________________

ANNEX B

DEFINITION OF "ACCREDITED INVESTOR"

Accredited investor. Accredited investor shall mean any person who comes within any of the following categories, or who the Company reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

(1) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5) Any natural person whose individual net worth, or joint net worth with that person's spouse, exceeds $1,000,000.

(i) Except as provided in paragraph (a)(5)(ii) of this section, for purposes of calculating net worth under this paragraph (a)(5):

(A) The person's primary residence shall not be included as an asset;

(B) Indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(C) Indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

(6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in § 230.506(b)(2)(ii);

(8) Any entity in which all of the equity owners are accredited investors;

(9) An entity, of a type not listed in paragraphs (1), (2), (3), (7), or (8), not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000 (note: for the purposes of this paragraph (9), "investments" is defined in Rule 2a51-1(b) under the Investment Company Act of 1940);

(10) Any natural person holding in good standing one or more of the following professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for U.S. Accredited Investor status, including an IRA (Individual Retirement Account) owned by such person: The General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), and the Licensed Investment Adviser Representative (Series 65);

(11) Any "family office," as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940: (i) with assets under management in excess of US$5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person (a "Knowledgeable Family Office Administrator") who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

(12) Any "family client," as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements set forth in paragraph (11) above and whose prospective investment in the issuer is directed by such family office with the involvement of the Knowledgeable Family Office Administrator.